EXHIBIT 21

                            FRANKLIN RESOURCES, INC.
                         LIST OF PRINCIPAL SUBSIDIARIES*
                    FOR FISCAL YEAR ENDED SEPTEMBER 30, 2000
                                                                STATE OR
                                                               NATION OF
NAME                                                         INCORPORATION
--------------------------------------------------------------------------------
CLOSED JOINT-STOCK COMPANY TEMPLETON                      RUSSIA
CONTINENTAL PROPERTY MANAGEMENT COMPANY                   CALIFORNIA
FCC RECEIVABLES CORP.                                     DELAWARE
FRANKLIN ADVISERS, INC.                                   CALIFORNIA
FRANKLIN ADVISORY SERVICES, LLC                           DELAWARE
FRANKLIN AGENCY, INC.                                     CALIFORNIA
FRANKLIN CAPITAL CORPORATION                              UTAH
FRANKLIN INVESTMENT ADVISORY SERVICES, INC.               DELAWARE
FRANKLIN MANAGEMENT, INC.                                 CALIFORNIA
FRANKLIN MUTUAL ADVISERS, LLC                             DELAWARE
FRANKLIN PROPERTIES, INC.                                 CALIFORNIA
FRANKLIN RECEIVABLES , LLC                                DELAWARE
FRANKLIN TEMPLETON NIB ASSET MANAGEMENT (PTY) LTD         SOUTH AFRICA
FRANKLIN TEMPLETON BANK & TRUST, F.S.B.                   UNITED STATES
FRANKLIN TEMPLETON COMPANIES, INC.                        DELAWARE
FRANKLIN TEMPLETON FRANCE S.A.                            FRANCE
FRANKLIN TEMPLETON HOLDING LIMITED                        MAURITIUS
FRANKLIN TEMPLETON INVESTMENT MANAGEMENT LIMITED          UNITED KINGDOM
FRANKLIN TEMPLETON INVESTMENT (ASIA) LIMITED              HONG KONG
FRANKLIN TEMPLETON INVESTMENT SERVICES GMBH               GERMANY
FRANKLIN TEMPLETON INVESTMENTS CORP.                      CANADA
FRANKLIN TEMPLETON INVESTMENTS JAPAN LIMITED              JAPAN
FRANKLIN TEMPLETON INVESTMENT TRUST MANAGEMENT
  COMPANY, LTD.                                           SOUTH KOREA
FRANKLIN TEMPLETON GLOBAL INVESTORS LIMITED               UNITED KINGDOM
FRANKLIN TEMPLETON MANAGEMENT COMPANY LIMITED             SOUTH  AFRICA
FRANKLIN TEMPLETON MANAGEMENT LUXEMBOURG SA               LUXEMBOURG
FRANKLIN TEMPLETON SERVICES, INC.                         DELAWARE
FRANKLIN TEMPLETON SERVICES LIMITED                       IRELAND
FRANKLIN/TEMPLETON DISTRIBUTORS, INC.                     NEW YORK
FRANKLIN/TEMPLETON INVESTOR SERVICES, INC.                CALIFORNIA
FRANKLIN/TEMPLETON TRAVEL, INC.                           CALIFORNIA
FS CAPITAL GROUP                                          CALIFORNIA
FS PROPERTIES, INC.                                       CALIFORNIA


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FTTRUST COMPANY                                           FLORIDA
HAPPY DRAGON HOLDINGS LTD.                                BRITISH VIRGIN ISLANDS
PROPERTY RESOURCES, INC.                                  CALIFORNIA
T.G.H. HOLDINGS LTD.                                      BAHAMAS
TEMPLETON ASSET MANAGEMENT LTD.                           SINGAPORE
TEMPLETON ASSET MANAGEMENT (INDIA) PVT. LTD.              INDIA
TEMPLETON ASIAN DIRECT INVESTMENTS LIMITED                HONG KONG
TEMPLETON CHINA RESEARCH LIMITED                          HONG KONG
TEMPLETON DO BRASIL LTDA.                                 BRAZIL
TEMPLETON FRANKLIN GLOBAL DISTRIBUTORS LTD.               BERMUDA
TEMPLETON FRANKLIN INVESTMENT SERVICES (ASIA) LIMITED     HONG KONG
TEMPLETON/FRANKLIN INVESTMENT SERVICES, INC.              DELAWARE
TEMPLETON FUNDS ANNUITY COMPANY                           FLORIDA
TEMPLETON GLOBAL ADVISORS LIMITED                         BAHAMAS
TEMPLETON GLOBAL STRATEGIC SERVICES S.A.                  LUXEMBOURG
TEMPLETON HERITAGE LIMITED                                CANADA
TEMPLETON INTERNATIONAL, INC.                             DELAWARE
TEMPLETON INVESTMENT COUNSEL, INC.                        FLORIDA
TEMPLETON INVESTMENT HOLDINGS (CYPRUS) LIMITED            CYPRUS
TEMPLETON INVESTMENT MANAGEMENT (AUSTRALIA) LIMITED       AUSTRALIA
TEMPLETON ITALIA SIM SPA                                  ITALY
TEMPLETON RESEARCH AND MANAGEMENT VENEZUELA, C.A.         VENEZUELA
TEMPLETON RESEARCH POLAND SP.Z.O.O.                       POLAND
TEMPLETON (SWITZERLAND) LTD.                              SWITZERLAND
TEMPLETON TRUST SERVICES PVT. LTD.                        INDIA
TEMPLETON UNIT TRUST MANAGERS LIMITED                     UNITED KINGDOM
TEMPLETON WORLDWIDE, INC.                                 DELAWARE

*ALL SUBSIDIARIES CURRENTLY DO BUSINESS PRINCIPALLY UNDER THEIR CORPORATE NAME EXCEPT FOR TEMPLETON INVESTMENT COUNSEL, INC. WHICH ALSO OPERATES UNDER THE NAME "TEMPLETON GLOBAL BOND MANAGERS"; AND TEMPLETON/FRANKLIN INVESTMENT SERVICES, INC. WHICH ALSO OPERATES UNDER THE ASSUMED NAME, "TEMPLETON PORTFOLIO ADVISORY." SOME TEMPLETON SUBSIDIARIES ALSO ON OCCASION USE THE NAME TEMPLETON WORLDWIDE.

A MORE DETAILED DESCRIPTION OF SOME OF OUR MORE IMPORTANT SUBSIDIARIES IS SET FORTH BELOW.



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FRANKLIN ADVISERS, INC.

Franklin Advisers, Inc. ("FAV") is a California corporation formed in 1985 and is based in San Mateo, California. FAV is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940 (the "Advisers Act") and provides investment advisory, portfolio management and administrative services under management agreements with most of the Franklin Templeton group of funds.

FRANKLIN ADVISORY SERVICES, LLC

Franklin Advisory Services, LLC ("FASI") is a Delaware limited liability company formed in 1999 and is based in Fort Lee, New Jersey. FASI is registered as an investment adviser with the SEC under the Advisers Act. FASI provides investment advisory and portfolio management services under management agreements with certain of the Franklin Templeton group of funds and also provides sub-advisory services to non-affiliated entities.

FRANKLIN AGENCY, INC.

Franklin Agency, Inc. ("FAI") is a California corporation organized in 1971, which provides variable insurance product development for the Franklin Templeton group of funds.

FRANKLIN CAPITAL CORPORATION

Franklin Capital Corporation ("FCC") is a Utah corporation formed in 1993 to expand Franklin Templeton Investments' lending activities related to primarily to the purchase, securitization and servicing of retail installment sales contracts ("automobile contracts") originated by independent automobile dealerships. FCC conducts its business primarily in the Western region of the United States.

FRANKLIN INVESTMENT ADVISORY SERVICES, INC.

Franklin Investment Advisory Services, Inc. ("FIAS") is a Delaware corporation formed in 1996 and is based in Norwalk, Connecticut. FIAS is registered as an investment adviser with the SEC under the Advisers Act and provides investment management services to an investment company.

FRANKLIN MANAGEMENT, INC.

Franklin Management, Inc. ("FMI"), a California corporation organized in 1978, is registered as an investment adviser with the SEC under the Advisers Act and provides investment management services to private accounts. FMI also provides advisory services to third party broker/dealer wrap fee programs.

FRANKLIN MUTUAL ADVISERS, LLC

Franklin Mutual Advisers, LLC ("FMAI") is a Delaware limited liability company formed in 1999 as a successor in interest to Franklin Mutual Advisers, Inc. and is based in Short Hills, New Jersey. FMAI is registered as an investment adviser with the SEC under the Advisers Act. FMAI provides investment management and portfolio management services under various agreements with Mutual Series. FMAI principally serves as the investment manager to the Mutual Series funds.



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FRANKLIN PROPERTIES, INC.

Franklin Properties, Inc. ("FPI") is a real estate investment management company organized in California in 1988, which manages a publicly-traded real estate investment trust. Franklin Select Realty Trust, Inc. is managed by FPI under an advisory agreement. Property Resources, Inc. ("PRI"), a California corporation organized in 1967 and acquired by Franklin Templeton Investments in December 1985, serves as general partner, property manager or adviser for certain other real estate investment programs.

FRANKLIN TEMPLETON BANK & TRUST, F.S.B.

Franklin Templeton Bank & Trust (the "Bank"), a wholly-owned subsidiary of Franklin Resources, Inc., is chartered by the Office of Thrift Supervision as a federal savings bank. The Bank, formerly known as "Franklin Bank", was formed in 1974 and was acquired by Franklin Templeton Investments in December 1985. The Bank, with total assets of $117.9 Million as of September 30, 2000, provides consumer banking products and services such as credit cards, auto loans and deposit accounts. The Bank converted its charter from a California state chartered bank to a federal savings bank in May 2000. Immediately following this conversion, Franklin Templeton Trust Company, a California chartered trust company organized in 1983, merged into the Bank and continues to carry out activities as a division of the Bank. These activities include, primarily, serving as custodian for Individual Retirement Accounts and business retirement plans whose assets are invested in the Franklin Templeton funds, and as trustee or fiduciary of private trusts and retirement plans.

FRANKLIN TEMPLETON COMPANIES, INC.

Franklin Templeton Companies, Inc. ("FTCS") is a Delaware corporation formed in 1998. Based in San Mateo, California, FTCS is the principal contracting and corporate services subsidiary of Franklin Templeton Investments through which property management, human resources, information systems and technology, legal, accounting, treasury, payroll, employment, purchasing, contracting, tax and similar functions are conducted. FTCS does not manage any assets.

FRANKLIN TEMPLETON INVESTMENT MANAGEMENT LIMITED

Franklin Templeton Investment Management Limited ("FTIML"), is a corporation organized in 1985 under the laws of England and is based in Edinburgh, Scotland. FTIML is registered as the foreign equivalent of an investment adviser with the Investment Management Regulatory Organization and the Financial Services Authority of the United Kingdom and is also registered with the SEC under the Advisers Act. FTIML provides both equity and fixed-income investment advisory services and serves as an investment adviser to various Franklin Templeton Investments investment companies registered in foreign jurisdictions.


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FRANKLIN TEMPLETON INVESTMENT TRUST MANAGEMENT COMPANY, LTD.

Franklin Templeton Investment Trust Management Company, Ltd. ("FTITML") is a corporation organized under the laws of, and is based in South Korea. FTITML provides investment trust management services in South Korea.

FRANKLIN TEMPLETON INVESTMENTS CORP.

Franklin Templeton Investments Corp. ("FTIC") is an Ontario corporation formed in November 1987. FTIC is registered in the province of Ontario, Canada with the Ontario Securities Commission in the categories of Investment Counsel, Portfolio Manager and Mutual Fund Dealer. FTIC provides investment advisory, portfolio management, distribution and administrative services for Canadian mutual funds, commingled trusts and private and institutional accounts under various management agreements.

FRANKLIN TEMPLETON INVESTMENTS (ASIA) LIMITED

Franklin Templeton Investments (Asia) Limited ("FTILHK") is a corporation organized under the laws of, and is based in Hong Kong. FTILHK was formed in late 1993 to distribute and service Franklin Templeton Investments' financial products in Asia.

FRANKLIN TEMPLETON SERVICES, INC.

Franklin Templeton Services, Inc. ("FTSI") is a Delaware corporation formed in 1996 and is based in San Mateo, California. FTSI provides business management services, including fund accounting, securities pricing, trading, compliance and other related administrative activities under various management agreements to most of the U.S. Franklin Templeton funds.

FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

Franklin/Templeton Distributors, Inc. ("FTDI") is a New York corporation formed in 1947. FTDI is registered with the SEC as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). As the principal underwriter of the shares of most of the Franklin Templeton funds, FTDI earns underwriting commissions on the distribution of shares of the funds.

FRANKLIN/TEMPLETON INVESTOR SERVICES, INC.

Franklin/Templeton Investor Services, Inc. ("FTISI"), is a California corporation formed in 1981. FTISI is registered with the SEC as a transfer agent under the '34 Act. FTISI provides shareholder record keeping services and acts as transfer agent and dividend-paying agent for the Franklin Templeton group of funds.

FTTRUST COMPANY

FTTrust Company ("FTTC"), a Florida corporation formed in 1985, is a trust company licensed by the Florida Department of Banking and Finance. FTTC serves as trustee of commingled trusts for qualified retirement plans.

TEMPLETON ASSET MANAGEMENT LTD.

Templeton Asset Management Ltd. ("TAML") is a corporation organized under the laws of, and is based in, Singapore. TAML is registered as an investment adviser in Singapore with the Monetary Authority of Singapore, in Hong Kong with the Securities and Futures Commission and is also registered with the SEC under the Advisers Act. TAML provides investment advisory and related services to certain Templeton funds and portfolios. TAML is principally an investment adviser to emerging market equity portfolios.


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TEMPLETON FUNDS ANNUITY COMPANY

Templeton Funds Annuity Company ("TFAC") is a Florida corporation formed in 1984, which offers variable annuity and variable life insurance products. TFAC is principally regulated by the Florida Department of Insurance and Florida's Treasurer.

TEMPLETON/FRANKLIN INVESTMENT SERVICES, INC.

Templeton/Franklin Investment Services, Inc. ("TFIS") is a Delaware corporation formed in 1987, and is registered with the SEC as a broker/dealer and an investment adviser and is a member of the NASD. Its principal business activities include: (i) through its Templeton Portfolio Advisory division, serving as a sponsor of a comprehensive fee (wrap account) program, in which it provides investment advisory and broker/dealer services, as well as serving as investment adviser in other broker/dealer wrap account programs and directly as an adviser for separate accounts; and (ii) serving as a direct marketing broker/dealer for institutional investors in the Franklin Templeton group of funds.

TEMPLETON GLOBAL ADVISORS LIMITED

Templeton Global Advisors Limited ("TGAL") is a Bahamian corporation located in Nassau, Bahamas. TGAL is registered as an investment adviser with the SEC under the Advisers Act. TGAL provides investment advisory, portfolio, management, and administrative services under various agreements with certain of the Templeton funds and other sponsored investment products.

TEMPLETON INTERNATIONAL, INC.

Templeton International, Inc. ("TII") is a Delaware corporation organized in 1992 and acts as the holding company for a number of the Templeton international subsidiaries. This organization is responsible for the development and operation of businesses outside of North America.

TEMPLETON INVESTMENT COUNSEL, INC.

Templeton Investment Counsel, Inc. ("TICI") is a Florida corporation formed in 1979. Based in Ft. Lauderdale, Florida, TICI is the principal investment adviser to managed and institutional accounts. In addition, it provides investment advisory portfolio management services to certain of the Templeton funds and subadvisory services to certain of the Franklin funds.

TEMPLETON WORLDWIDE, INC.

Templeton Worldwide, Inc. ("TWW") is a Delaware corporation organized in July 1992 as the parent holding company for all of the Templeton companies.